Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

November 2010 Performance Update

The Frontier Fund Supplement Dated November 30, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

November performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	November 30, 2010	November 30, 2010	NAV /Unit
	MTD	YTD
Balanced Series-1	-4.30%	7.37%	$127.27
Balanced Series-1a	-4.37%	6.47%	$112.32
Campbell/Graham/Tiverton Series-1	-2.11%	2.76%	$107.54
Currency Series-1	-1.60%	2.34%	$79.83
Long/Short Commodity Series-1	-0.82%	9.43%	$124.50
Winton/Graham Series-1	-3.54%	4.85%	$115.40
Winton Series-1	-3.00%	10.60%	$130.03
Long Only Commodity Series-1	-0.07%	3.02%	$86.11
Managed Futures Index Series-1	-6.14%	-0.83%	$111.60

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of November 30, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(10,940,415.49)
Unrealized trading gain/(loss)			(1,906,165.34)
Less: commissions			(403,031.58)
Less: FCM fees			(112,576.23)
Foreign currency gain/(loss)			(131,574.84)
Interest income			7,849.51

Total Income			(13,485,913.97)

EXPENSES

Management fees			170,859.49
Incentive fees			(1,834,354.58)
Broker service fees			763,942.38

Total Expenses			(899,552.71)

Net Income (Loss)			$(12,586,361.26)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,219,871.94019	$295,229,438.72	132.99
Current month additions	2,172.29454	284,534.48
Current month redemptions	(24,328.98681)	(3,214,049.28)
Net Income (loss) for current month		(12,586,361.26)

Net Asset Value, end of current month	2,197,715.24792	$279,713,562.66	127.27

	Monthly rate of return		-4.30%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(195,636.36)
Unrealized trading gain/(loss)			(31,452.32)
Less: commissions			(7,188.08)
Less: FCM fees			(2,004.98)
Foreign currency gain/(loss)			(2,331.21)
Interest income			5,883.63

Total Income			(232,729.32)

EXPENSES

Trading Fee			9,259.16
Management fees			3,045.78
Incentive fees			(32,296.42)
Broker service fees			13,604.38

Total Expenses			(6,387.10)

Net Income (Loss)			$(226,342.22)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	44,994.71509	$5,284,431.11	117.45
Current month additions	6.76898	790.87
Current month redemptions	(863.01152)	(101,293.62)
Net Income (loss) for current month		(226,342.22)

Net Asset Value, end of current month	44,138.47255	$4,957,586.14	112.32

	Monthly rate of return		-4.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,630,111.64)
Unrealized trading gain/(loss)			663,366.10
Less: commissions			(87,522.27)
Less: FCM fees			(27,959.26)
Foreign currency gain/(loss)			(39,106.78)
Interest income			1,723.30

Total Income			(1,119,610.55)

EXPENSES

Management fees			218,234.83
Incentive fees			(160,000.99)
Broker service fees			169,709.20

Total Expenses			227,943.04

Net Income (Loss)			$(1,347,553.59)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	595,445.13432	$65,411,739.01	109.85
Current month additions	97.36365	10,673.04
Current month redemptions	(16,838.11314)	(1,843,417.68)
Net Income (loss) for current month		(1,347,553.59)

Net Asset Value, end of current month	578,704.38483	$62,231,440.78	107.54

	Monthly rate of return		-2.11%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$9,259.52
Unrealized trading gain/(loss)			(95,618.31)
Less: FCM fees			(2,900.90)
Interest income			3,821.29

Total Income			(85,438.40)

EXPENSES

Management fees			4,694.96
Incentive fees			—
Broker service fees			17,726.52

Total Expenses			22,421.48

Net Income (Loss)			$(107,859.88)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	84,248.93726	$6,834,807.41	81.13
Current month additions	201.05024	16,157.15
Current month redemptions	(1,373.00757)	(111,259.88)
Net Income (loss) for current month		(107,859.88)

Net Asset Value, end of current month	83,076.97993	$6,631,844.80	79.83

	Monthly rate of return		-1.60%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,134,815.27
Unrealized trading gain/(loss)			(1,053,373.31)
Less: commissions			(36,807.07)
Less: FCM fees			(14,006.95)
Foreign currency gain/(loss)			311.01
Interest income			48,417.33

Total Income			79,356.28

EXPENSES

Management fees			140,108.66
Incentive fees			41,159.42
Broker service fees			85,137.08

Total Expenses			266,405.16

Net Income (Loss)			$(187,048.88)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	266,095.21155	$33,403,540.29	125.53
Current month additions	705.67185	88,230.92
Current month redemptions	(21,830.62346)	(2,806,161.50)
Net Income (loss) for current month		(187,048.88)

Net Asset Value, end of current month	244,970.25994	$30,498,560.83	124.50

	Monthly rate of return		-0.82%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(73,324.41)
Unrealized trading gain/(loss)			(1,629,742.15)
Less: commissions			(24,861.23)
Less: FCM fees			(20,173.32)
Foreign currency gain/(loss)			(3,610.44)
Interest income			14,745.42

Total Income			(1,736,966.13)

EXPENSES

Management fees			145,404.74
Incentive fees			(363,666.09)
Broker service fees			122,323.41

Total Expenses			(95,937.94)

Net Income (Loss)			$(1,641,028.19)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	393,837.56137	$47,115,446.32	119.63
Current month additions	805.49034	94,002.17
Current month redemptions	(6,250.93678)	(748,808.05)
Net Income (loss) for current month		(1,641,028.19)

Net Asset Value, end of current month	388,392.11493	$44,819,612.25	115.40

	Monthly rate of return		-3.54%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,098,383.78
Unrealized trading gain/(loss)			(2,674,680.90)
Less: commissions			(4,608.90)
Less: FCM fees			(21,364.67)
Foreign currency gain/(loss)			(383.69)
Interest income			37,917.44

Total Income			(1,564,736.94)

EXPENSES

Management fees			107,262.48
Incentive fees			(313,534.25)
Broker service fees			130,147.73

Total Expenses			(76,124.04)

Net Income (Loss)			$(1,488,612.90)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	371,553.90196	$49,804,708.84	134.04
Current month additions	193.94530	25,798.85
Current month redemptions	(2,137.09242)	(281,960.00)
Net Income (loss) for current month		(1,488,612.90)

Net Asset Value, end of current month	369,610.75484	$48,059,934.79	130.03

	Monthly rate of return		-3.00%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$6,268.53
Unrealized trading gain/(loss)			(2,912.22)
Less: commissions			—
Less: FCM fees			(1,429.28)
Foreign currency gain/(loss)			—
Interest income			5,918.31

Total Income			7,845.34

EXPENSES

Management fees			3,712.77
Incentive fees			—
Broker service fees			5,825.31

Total Expenses			9,538.08

Net Income (Loss)			$(1,692.74)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	38,447.52515	$3,313,089.69	86.17
Current month additions	0.96760	84.27
Current month redemptions	(596.68458)	(52,134.21)
Net Income (loss) for current month		(1,692.74)

Net Asset Value, end of current month	37,851.80817	$3,259,347.01	86.11

	Monthly rate of return		-0.07%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(3,095.56)
Unrealized trading gain/(loss)			(82,738.10)
Less: commissions			(634.48)
Less: FCM fees			(630.76)
Foreign currency gain/(loss)			206.98
Interest income			2,516.46

Total Income			(84,375.46)

EXPENSES

Management fees			3,073.93
Incentive fees			—
Broker service fees			2,540.72

Total Expenses			5,614.65

Net Income (Loss)			$(89,990.11)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	12,602.48966	$1,498,365.13	118.89
Current month additions	—	—
Current month redemptions	(524.54055)	(60,474.95)
Net Income (loss) for current month		(89,990.11)

Net Asset Value, end of current month	12,077.94911	$1,347,900.07	111.60

	Monthly rate of return		-6.14%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 1